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
                                                                  Reg. No.  333-
===============================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             Registration Statement
                                      under
                     The Securities Act of 1933, as amended

                             ----------------------

                                OGE ENERGY CORP.
               (Exact name of registrant as specified in charter)
         OKLAHOMA                                                73-1481638
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             ----------------------

       321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321
                            Telephone: (405) 553-3000

                    (Address of principal executive offices)

                      OGE ENERGY CORP. STOCK INCENTIVE PLAN
                              (Full title of plan)

         PETER D. CLARKE                     STEVEN E. MOORE
         Gardner, Carton & Douglas           Chairman of the Board and President
         321 North Clark Street              Oklahoma Gas and Electric Company
         Suite 3100                          321 North Harvey Avenue
         Chicago, Illinois  60610            Oklahoma City, Oklahoma  73102
         (312) 245-8685                      (405) 553-3000

                    (Name and address of agents for service)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                                   Proposed          Proposed
   Title of each                   Amount          maximum          maximum         Amount of
class of securities                 to be       offering price     aggregate       registration
 being registered               registered(1)    per share(2)   offering price(2)     fee(2)
-----------------------------------------------------------------------------------------------
Common Stock, Par Value
$.01 per share                4,000,000 shs.       $26.4688       $105,855,000       $29,434
Rights to Purchase            2,000,000 rights
 Series A Preferred Stock (3)
-----------------------------------------------------------------------------------------------

     (1) In addition,  pursuant to Rule 416 promulgated under the Securities Act of 1933,  this registration statement also covers an indeterminate amount of additional securities in order to adjust the  number of securities  reserved for  issuance pursuant  to the plan as a result of a stock split, stock dividend or similar transaction affecting the Common stock.

     (2) Estimated  solely for the purpose of  calculating the  amount of the registration fee, pursuant to  Rule 475(c) and (h), based  upon the  average of the  high and  low prices  of the
Common Stock  reported in the "NYSE-Composite  Transactions" Section of  the Midwest Edition of
the Wall Street Journal for January 25, 1999.

     (3) One-half  of a Right to Purchase  Series A Preferred  Stock automatically  trades with each share of the Common Stock.

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:
     (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     (iii) the Registrant's Current Reports on Form 8-K filed January 1, 1998, May 21, 1998, June 12, 1998, November 20, 1998 and December 28, 1998; and

     (iv) the description of the Registrant's Common Stock, including the Rights to Purchase Series A Preferred Stock which automatically trade at this time with the Common Stock, contained in Exhibit 99.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.
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     In addition,  each document  filed by the  Registrant  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     The  Registrant's  Common  Stock  is  registered  under  Section  12 of the
Exchange Act. The Registrant also has Rights to Purchase Series A Preferred Stock which are registered under Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements and schedule of the Registrant included in the Registrant's Annual Report for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.


                                       1

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Provisions of the Annotated Oklahoma Statutes provide that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity subject to certain limitations and conditions set forth in the statutes. The Registrant's Restated Certificate of Incorporation contains substantially similar provisions that require such indemnification. The Restated Certificate of Incorporation is filed as Exhibit 3.01 to the Registrant's Form 10-K for the Fiscal Year ended December 31, 1996, File No. 001-12579 and incorporated herein by this reference. The Registrant's Restated Certificate of Incorporation also contains provisions limiting the liability of the Registrant's directors in certain instances. The Registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended (the "Act").

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. CONSULTANTS AND ADVISORS

     Not applicable.


ITEM 9. EXHIBITS

     4(a) Restated Certificate of Incorporation, filed as Exhibit 3.01 to the Registrant's 10-K for the fiscal year ended December 31, 1996, (File Number 001-12579).

     4(b) By-laws, filed as Exhibit 3.02 to the Registrant's 10-K for the fiscal year ended December 31, 1996, (File Number 001-12579).

     4(c) Rights Agreement dated August 7, 1995 between OGE Energy Corp. and ChaseMellon Shareholder Services LLC, as successor Rights Agent (filed as Exhibit 4.06 to the Registrant's Post-Effective Amendment No. 2-A to Registration Statement No. 33-61699 and incorporated by reference herein).
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     5.01  Opinion of counsel regarding legality of securities.

     23.01 Consent of Arthur Andersen LLP.

     24.01 Power of attorney.


                                       2

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ITEM 10. UNDERTAKINGS.

A. UPDATING DISCLOSURE

The undersigned registrant hereby undertakes

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, That paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                       3

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B.   SUBSEQUENT EXCHANGE ACT DOCUMENTS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       4

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                                   SIGNATURES

THE REGISTRANT
--------------

     Pursuant to the requirements of the Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma on the 22nd day of January, 1999.

                                OGE ENERGY CORP.
                                  (Registrant)



                      By:     /s/  A. M. Strecker
                         --------------------------------
                                   A. M. Strecker
                          Executive Vice President and
                             Chief Operating Officer


                                       5

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     Pursuant to the  requirements  of the  Securities  Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signatures              Title                              Date

Steven E. Moore         Chairman, President and Chief
                          Executive Officer

/s/ James R. Hatfield   Principal Financial Officer        January 22, 1999
---------------------
James R. Hatfield

/s/ Donald R. Rowlett   Principal Accounting Officer       January 22, 1999
---------------------
Donald R. Rowlett

Herbert H. Champlin     Director

Luke R. Corbett         Director

William E. Durrett      Director

Martha W. Griffin       Director

H.L. Hembree, III       Director

Robert Kelley           Director

Bill Swisher            Director

Ronald H. White, M.D.   Director



By: /s/ A. M. Strecker                                     January 22, 1999
   ------------------------
A. M. Strecker
(Attorney-in-Fact)
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                                  EXHIBIT INDEX

     4(a) Restated Certificate of Incorporation, filed as Exhibit 3.01 to the Registrant's 10-K for the fiscal year ended December 31, 1996, (File Number 001-12579).

     4(b) By-laws, filed as Exhibit 3.02 to the Registrant's 10-K for the fiscal year ended December 31, 1996, (File Number 001-12579).

     4(c) Rights Agreement dated August 7, 1995 between OGE Energy Corp. and ChaseMellon Shareholder Services LLC, as successor Rights Agent (filed as Exhibit 4.06 to the Registrant's Post-Effective Amendment No. 2-A to Registration Statement No. 33-61699 and incorporated by reference herein).

     5.01  Opinion of counsel regarding legality of securities.

     23.01 Consent of Arthur Andersen LLP.

     24.01 Power of attorney.
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                                                                   EXHIBIT INDEX

EXHIBIT INDEX     DESCRIPTION
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
5.01              Opinion of counsel regarding legality of securities.

23.01             Consent of Arthur Andersen LLP.

24.01             Power of attorney

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